UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 19, 2006

STEN Corporation

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785	41-1391803
(Commission File Number)	(I.R.S. Employer
Identification No.)

10275 Wayzata Boulevard

Minnetonka, Minnesota 55305

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1-4 and 6-9 are not applicable and therefore omitted.

Item  5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2006, the Board of Directors of STEN Corporation (the “Company”) adopted a resolution changing the Company’s fiscal year end from September 30 to the Sunday closest (before or after) to September 30.  As a result, the Company’s 2006 fiscal year will end on Sunday October 1, 2006 and the Company’s 2007 fiscal year will end on Sunday, September 30, 2007.  The Board of Directors also changed the quarterly periods within the new fiscal year such that each quarter will consist of thirteen weeks of two four week periods followed by one five week period.

The first report to be filed by the Company for the newly adopted fiscal year will be its Annual Report on Form 10-K for its fiscal year ended October 1, 2006.  Therefore, under Rule 13a-10(d)(1) of the Securities Exchange Act of 1934, as amended, the Company is not required to file a transition report with respect to the one day transition period resulting from the change in its fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

	By:	/s/ Mark Buckrey
Mark Buckrey
Chief Financial Officer

Dated: September 25, 2006